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                                                              EXHIBIT 10.18 (ii)



June 25, 2002



Mr. Robert W. Mahoney
Diebold, Incorporated
3800 TABS Drive
Uniontown, Ohio  44685

Dear Bob:

This will confirm our recent conversation regarding your consulting services. Effective July 1, 2002, Diebold, Incorporated and you agree that your Retirement and Consulting Agreement is amended by extending the "Consulting Period," as defined in section 2a of that Agreement, such that the "Consulting Period" now will terminate on July 1, 2003.

As discussed, notwithstanding the amendment of "Consulting Period," your rights under section 3e of your Retirement and Consulting Agreement shall not be affected by this extension of your consulting arrangement. As a result, the term of the October 15, 1996 Nonqualified Stock Option Agreement shall expire on July 1, 2002.

We very much appreciate your past consulting services and look forward to working with you during the upcoming year.

If this letter accurately reflects our understanding, please indicate your agreement by signing where designated below. I am including two signed originals of this letter so please sign both, return one to me and keep one for your records. Again, thank you very much.

Sincerely yours,

DIEBOLD, INCORPORATED

/s/Charles B. Scheurer
Charles B. Scheurer
Vice President, Corporate Human Resources

CBS/ma

Accepted and Agreed by:

/s/Robert W. Mahoney                                   June 26, 2002
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Robert W. Mahoney                                      Date

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